                MORGAN STANLEY GLOBAL OPPORTUNITY BOND FUND, INC.
                          ITEM 77(O) 10F-3 TRANSACTIONS
                        JULY 1, 2009 - DECEMBER 31, 2009

                                                                   AMOUNT OF     % OF     % OF
                                     OFFERING                       SHARES      OFFERING  FUNDS
    SECURITY      PURCHASE/  SIZE OF PRICE OF    TOTAL AMOUNT      PURCHASED   PURCHASED  TOTAL
   PURCHASED     TRADE DATE OFFERING  SHARES     OF OFFERING        BY FUND     BY FUND  ASSETS       BROKERS        PURCHASED FROM
---------------- ---------- -------- -------- ----------------- -------------- --------- ------ ------------------- ----------------
   Export -      07/07/09      --     $99.426    $1,500,000,000      1,150,000     0.07%  0.84%       Barclays      Merrill Lynch
 Import Bank                                                                                      Capital, Credit
   of Korea                                                                                           Suisse,
  5.875% due                                                                                       Deutsche Bank,
  1/14/2015                                                                                       Merrill Lynch &
                                                                                                    Co., Morgan
                                                                                                      Stanley,
                                                                                                      Samsung
                                                                                                  Securities Co.,
                                                                                                        Ltd.